UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report: March 7, 2008

WSB Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Washington (State of incorporation or organization)	001-33188 (Commission File Number)	20-3153598 (I.R.S. Employer Identification No.)

607 Pacific Avenue
Bremerton, Washington		98337
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (360) 405-1200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     The Company entered into an agreement with the FDIC and the Washington Department of Financial Institutions on March 10, 2008, which is described under Item 8.01 below.
Item 2.02 Results of Operations and Financial Condition.
     On March 12, 2008, the Company advised that based on management’s review the Company expects to add between $1.5 million and $2.5 million pretax to its reserve for loan losses in the fourth quarter ended December 31, 2007.
     A copy of the press release is attached as Exhibit 99.3 and incorporated by reference.
Item 2.06 Material Impairments.
     On March 12, 2008, the Company announced that based on management’s review the Company expects to add between $1.5 million and $2.5 million pretax to its reserve for loan losses. A portion of the reserve will be written-off as impairment charges under generally accepted accounting principles, however, the amount of such charges cannot be reasonably determined until the Company’s registered independent auditors sign off on their final review.
     A copy of the press release is attached as Exhibit 99.3 and incorporated by reference.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule.
     The Company also announced on March 12, 2008, that the Nasdaq Hearings Panel recently advised the Company in a written decision that the Company had regained compliance with the listing standards of the Nasdaq Stock Market and the Panel had decided to continue the listing of the Company’s shares on the Nasdaq Global Market.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The Company announced that David K. Johnson stepped down as president and chief executive officer of the Company and its subsidiary, Westsound Bank (the “Bank”) effective March 7, 2008, under the terms of his Separation Agreement and Release dated January 31, 2008, which was previously reported by the Company.
     Effective March 7, 2008, Mark D. Freeman, the Company’s chief financial officer, also assumed the role of interim chief executive officer of the Company and the Bank. The Company expects to complete its search and select a permanent replacement chief executive officer within the next sixty days. The Company has not entered into any additional employment agreements with, and the Company is not paying any additional compensation and benefits to Mr. Freeman with respect to his interim position as chief executive officer.
     In addition, effective March 7, 2008, Janet M. Hobson, age 51, was promoted to serve as the Company’s vice president and chief accounting officer. Ms. Hobson, who currently serves as staff accountant of the Company and the Bank, has more than 25 years of experience in accounting including 4 years of public company reporting. She joined the Company in September, 2006 after being an accountant at Rainier Pacific Bank in Tacoma, Washington since 2002. The Company has not entered into any employment agreement with Ms. Hobson and no significant change to her compensation and benefits has been agreed upon.

Item 8.01 Other Events.
FDIC Order.
     On March 10, 2008, Westsound Bank (the “Bank”) entered into a Stipulation and Consent to the Issuance of an Order to Cease and Desist (the “FDIC order”) with the Federal Deposit Insurance Corporation, or FDIC, and the Washington Department of Finance, or DFI, copies of which are attached hereto as Exhibit 99.1.
     The regulators determined the Bank had engaged in unsafe or unsound banking practices, by engaging in unsatisfactory lending and collection practices, operating with inadequate management and board supervision, with less than satisfactory capital in relation to its large volume of poor quality loans and with an inadequate loan valuation reserve, and with inadequate provisions for liquidity, inadequate internal routine and control policies, and in violation of various banking laws and regulations relating to internal audits and controls, real estate appraisal and lending guidelines, and responsibilities of bank directors and officers.
     Under the terms of the FDIC order, the Bank cannot declare dividends without the prior written approval of the FDIC and the DFI. Other material provisions of the order require the Bank to: (i) review the compensation and effectiveness of Westsound Bank’s current executive officers and directors, and the structure of the board and its committees, (ii) strengthen the Bank’s board of directors’ oversight of management and operations of the Bank, (iii) improve the Bank’s internal controls, internal audit function, lending and collection policies and procedures, particularly with respect to the origination and monitoring of construction loans, (iv) maintain specified capital and liquidity ratios, and (v) prepare and submit progress reports to the FDIC and the DFI. The FDIC order will remain in effect until modified or terminated by the FDIC and the DFI.
     The Bank expects to continue to serve its customers in all areas including making loans, establishing lines of credit, accepting deposits and processing banking transactions. The FDIC and DFI did not impose or recommend any monetary penalties.
FRB Notice.
     On February 14, 2008, the Federal Reserve Bank of San Francisco, or FRB, notified WSB Financial Group, Inc. (the “Company”) and the Bank that it had designated the Company and Westsound Bank to be in a “troubled condition” for purposes of Section 914 of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. As a result of that designation neither the Company nor the Bank may appoint any new director or senior executive officer or change the responsibilities of any current senior executive officers without notifying the FRB. In addition, neither the Company nor the Bank may make indemnification and severance payments without complying with certain statutory restrictions including prior written approval of the FRB and concurrence from the FDIC. Further, the Company is generally prohibited from making any payments to any entity, including dividends and interest payments (including dividends on its trust preferred securities, and interest at the holding company level), director fees, consulting expenses and other operating expenses, without notifying the FRB for prior approval of such payments. A copy of the FRB notice is attached as Exhibit 99.2.
Capital.
     Although as previously reported, the Company and the Bank were “well capitalized” for federal regulatory purposes at September 30, 2007 based on their financial statements prepared in accordance with generally accepted accounting principles in the United States and the general percentages in the rules, the FRB and the FDIC have advised the Company and the Bank that they will no longer be regarded as ‘well capitalized’ for federal regulatory purposes, as a result of the deficiencies cited in the FDIC order.
     We understand Westsound Bank has been reclassified from “well capitalized” to “adequately capitalized.” As a result of this reclassification, the Bank’s borrowing costs and terms from the FRB, the FHLB and other financial institutions, as well as the Bank’s premiums to the Deposit Insurance Fund administered by the FDIC to insure bank and savings association deposits (generally up to $100,000 per customer), are expected to increase.

Compliance Efforts.
     The Company and the Bank are actively engaged in responding to the concerns raised in the FDIC order, and believe that they have already addressed many of the regulators’ requirements, including the $13.3 million increase in loan loss reserves, as reported in the Company’s quarterly report on Form 10-Q for the period ended September 30, 2007, which was filed February 1, 2008. The Company is also complying with the terms of the FRB notice, and has exercised its option to start deferring payments of quarterly interest on its trust preferred securities on March 15, 2008, as permitted by the indenture agreement.
Press Release.
     On March 12, 2008, the Company issued a press release with respect to the foregoing matters, a copy of which is attached hereto as Exhibit 99.3.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description
99.1	Consent Order with the FDIC and DFI dated March 10, 2008.
99.2	Notice from the Board of Governors of the Federal Reserve Bank of San Francisco, dated February 14, 2008
99.3	Press Release of WSB Financial Group, Inc., dated March 12, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

WSB FINANCIAL GROUP, INC.

(Registrant)

March 12, 2008	/s/ Mark D. Freeman

(Date)	Mark D. Freeman
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Consent Order with the FDIC and DFI dated March 10, 2008.
99.2	Notice from the Board of Governors of the Federal Reserve Bank of San Francisco, dated February 14, 2008
99.3	Press Release of WSB Financial Group, Inc., dated March 12, 2008.